Company Contact:	Investor Relations Contact:
Mr. Jing Xie	CCG Investor Relations
Secretary of Board and Vice President	Mr. Athan Dounis, Account Manager
Universal Travel Group	Phone: 1-646-213-1916
Phone: +86-755-8366-8489	Email: athan.dounis@ccgir.com
Email: 06@cnutg.cn	Mr. Crocker Coulson, President
us.cnutg.com	Phone: 1-646-213-1915
Email: crocker.coulson@ccgir.com
www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group to Present at the Brean Murray, Carret & Co.
China Growth Conference on November 19, 2009

SHENZHEN, China, November 4, 2009 – Universal Travel Group (NYSE: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in China offering package tours, air ticketing, and hotel reservation services online and via customer service representatives, announced today that the Company’s management team will present at the Brean Murray, Carret & Co. China Growth Conference on Thursday, November 19, 2009, at 5:00pm Eastern Time at the Millenium Broadway Hotel in New York City.

Universal Travel Group will be available for one-on-one meetings with analysts and portfolio managers during the conference. Interested parties and investors who wish to meet with the Company's management team may contact Roger Ellis of CCG Investor Relations at roger.ellis@ccgir.com or +1 (310) 477-9800.

About Universal Travel Group
Universal Travel Group, a growing travel services provider in China, is engaged in providing reservation, booking, and domestic and international travel and tourism services via the Internet and through customer service representatives. Under the theme “Wings towards a more colorful life” the Company's core services include package tours for customers and reservation services for airline tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in package tours; Shanghai LanBao, specializing in hotel reservations and Foshan Overseas International, a China-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become China’s leading travel services provider in all fields of the tourism industry.  Please visit the Company’s website at http://us.cnutg.com for additional information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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